Exhibit 99.1 Royal Oak Mines Inc. press release, dated May 15, 1997.

[Royal Oak Mines Inc. Press Release Letterhead]


                           FOR IMMEDIATE RELEASE FROM KIRKLAND

                                     May 15, 1997




                       Royal Oak Announces First Quarter Results

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today the unaudited financial results for the three months ended March 31, 1997. All figures are in thousands of Canadian dollars unless otherwise stated.

                                                     Three Months Ended
                                                          March 31
                                                        1997       1996
                                                     -------    -------
Gold production (ounces)                              85,080     88,196

Revenue                                               47,484     51,049
Operating income (loss)                               (9,431)       881
Net income (loss)                                     (8,113)     1,356
Net income (loss) per share (C$)                       (0.06)      0.01

Net cash used in operating activities                 66,251      3,666
Net cash used in operating activities per share (C$)    0.48       0.03

Cash cost of production (US$ per ounce)                  372        348
Average spot gold price (US$ per ounce)                  351        400
Average realized gold price (US$ per ounce)              411        423

Weighted average common shares outstanding (million) 138.845    131.817
Quarter-end common shares outstanding (million)      138.870    138.181

Gold production of 85,080 ounces in the first quarter of 1997 was 4% less than the 88,196 ounces produced in the same period a year earlier. The lower production in the period this year was due to the temporary closure of the Hope Brook mill in January and February for cost saving measures. The mine continued to operate, although at a lower production rate than in the first quarter of 1996. The Company plans to permanently close the Hope Brook operation in the third quarter of this year when economic ore reserves will be depleted. Mine and mill equipment will be dismantled and moved to the Matachewan project in Ontario which is expected to commence production in the second quarter of 1999. This six month delay from the previously planned start-up date will allow the Company to conserve cash during this period of weaker gold prices until the Kemess Mine reaches full production capacity. In the first quarter this year, gold production at the Giant, Colomac and Pamour/Nighthawk mines was 5%, 4% and 8% higher, respectively, than in the first quarter of 1996.

Revenue in the period ended March 31, 1997 was $47.5 million, a decrease of 7% from revenue of $51.0 million in the same period a year earlier. The decrease was due to the combined impact of lower gold production and a lower average realized gold price. The Company realized an average gold price of US$411 per ounce, 3% below the US$423 per ounce of gold realized in the first quarter of 1996. The average spot gold price of US$351 per ounce in the first quarter was 12% below the average spot price of US$400 in the same period last year.

The Company's average cash cost of production in the first quarter this year was US$372 per ounce of gold, an increase of 7% from the US$348 per ounce in the same period last year. The principal reasons for this increase were higher costs at Colomac, and higher costs at Hope Brook where lower gold production resulted from the temporary mill closure. Cash costs at the Giant and Pamour/Nighthawk mines were below the levels in the first quarter of last year.

The combination of lower revenue, higher cash costs, and a provision for loss on foreign currency contracts due to a weaker Canadian dollar impacted operating income. The operating loss in the first quarter of this year was $9.4 million compared to operating income of $0.9 million in the same period last year. In the period ended March 31, 1997, the Company incurred a net loss of $8.1 million, or 6 cents per share, compared to net income of $1.4 million, or 1 cent per share in the comparable period in 1996. Interest payable on the Company's U.S.-denominated Senior Subordinated Notes, which were issued in the third quarter of last year, and the foreign exchange translation effect on these Notes because of the weaker Canadian dollar, contributed to the loss in the first quarter.

Net cash used in operating activities was $66.3 million, or 48 cents per share, in the first quarter of this year compared to $3.7 million, or 3 cents per share in the same period last year. In the first quarter of this year, the increase in cash invested in working capital related to operations was $65.8 million. The primary use of the cash invested in working capital was an increase in inventory items at the Colomac Mine (supplies are transported to Colomac in the first quarter of each year), and an increase in accounts receivable on the Kemess project.

In light of the current market conditions and weak gold price, the Company is revaluing its high cost production with a view to suspending operations that do not generate cash flow at a gold price of US$350 per ounce in order to conserve cash. Royal Oak is constructing and developing a number of major projects which are expected to decrease cash costs significantly in the future.

The principal project under construction is the Kemess Mine which is scheduled to commence production in the second quarter of 1998. Construction is now approximately 50% complete. Mill steelwork is being erected and major services have been installed. Mining equipment is being delivered to site in preparation for pre-production stripping of the open pit in July of this year. Significant progress is being made on construction of the tailings dam and on clearing the corridor for installation of the power line.
Approximately $325 million of the total capital cost of $390 million has been committed in purchase orders and construction contracts. Recruiting of the approximately 350-person workforce to operate the mine has begun. The Company will focus on successful completion of its Kemess project and on operating its lower cash cost mines to maximize operating cash flow.


For further information contact:               or in Europe contact:

Mr. J. Graham Eacott                           Mr. David Williamson
Vice President, Investor Relations             David Williamson Associates
Royal Oak Mines                                International Investor Relations
5501 Lakeview Drive                            78 Old Broad Street, 3rd Floor
Kirkland, WA 98033                             London, England, EC2M 1QP

Telephone:      (425) 822-8992                 Telephone:  011-44-171-628-3989
Facsimile:      (425) 822-3552                 Facsimile:  011-44-171-920-0563


                       Consolidated Balance Sheets
                        (unaudited - Cdn$ 000's)
                                                     March 31 December 31
                                                         1997        1996
                                                     ======== ===========
ASSETS
Current Assets
     Cash and cash equivalents                       $113,761    $197,766
     Marketable securities                                590         590
     Receivables                                       50,858      17,492
     Inventories (note 4)                              82,965      61,844
     Prepaid expenses                                  14,011       7,729
                                                     --------    --------
          Total Current Assets                        262,185     285,421
Property, Plant and Equipment, net                    494,181     482,733
Long-Term Investments                                  44,006      44,255
Deferred Charges and Other Assets                       9,835       9,221
                                                     --------    --------
TOTAL ASSETS                                         $810,207    $821,630
                                                     ========    ========

LIABILITIES
Current Liabilities
     Accounts payable                               $ 16,268     $21,094
     Accrued payroll costs                             3,579       3,514
     Accrued reclamation costs                         6,668          --
     Deferred revenue and capital leases              14,722      13,508
     Income and other taxes payable                    4,478       3,894
     Senior subordinated notes interest payable        3,189      10,180
     Other current liabilities                        27,968      20,383
                                                    --------     -------
         Total Current Liabilities                    76,872      72,573
Deferred Revenue and Other Liabilities                34,720      35,205
Deferred Reclamation Costs                            12,084      17,622
Senior Subordinated Notes (note 12)                  242,218     239,680
Deferred Income Taxes                                    843       5,064
Minority Interest in Subsidiary Companies                105         120
                                                    --------    --------
TOTAL LIABILITIES                                    366,842     370,264
                                                    --------    --------
SHAREHOLDERS' EQUITY
Capital Stock (note 11)Common stock
      Authorized - unlimited
      Outstanding - 138,870,263
      Dec. 31, 1996 - 138,845,263)                  378,925      378,813
Retained Earnings                                    64,440       72,553
                                                   --------     --------
TOTAL SHAREHOLDERS' EQUITY                          443,365      451,366
                                                   --------     --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $810,207     $821,630
                                                   ========     ========

The accompanying notes are an integral part of the Consolidated Financial Statements.


                   Consolidated Statements of Income
           (unaudited - Cdn$ 000's except per share amounts)

                                                     Three months ended
                                                          March 31
                                                     ------------------
                                                         1997      1996
                                                     ========  ========
REVENUE                                              $ 47,484  $ 51,049
                                                     --------  --------

EXPENSES
     Operating                                         43,052    42,029
     Royalties and marketing                              424       562
     Administrative and corporate                       2,652     2,149
     Depreciation and amortization                      5,792     5,076
     Reclamation                                        1,130       159
     Exploration and other                              1,347       960
     Provision for (Recovery of) loss on foreign
      currency contracts                                2,518      (767)
                                                     --------  --------
          Total operating expenses                     56,915    50,168
                                                     --------  --------
OPERATING INCOME (LOSS)                                (9,431)      881

OTHER INCOME (EXPENSE)
     Interest and other income, net (note 3)            1,952     1,382
     Interest expense                                    (118)      (39)
     Senior subordinated notes interest                (6,344)       --
     Senior subordinated notes interest capitalized     4,420        --
     Foreign currency translation on senior
      subordinated notes                               (2,538)       --
                                                     --------  --------
NET INCOME (LOSS) BEFORE UNDERNOTED                   (12,059)    2,224

     Income and mining taxes - current                   (326)     (355)
     Income and mining taxes - deferred                 4,221      (540)
     Minority interest                                     36        27
     Equity in income of associated companies              15        --
                                                     --------  --------
NET INCOME (LOSS)                                      (8,113)    1,356
RETAINED EARNINGS - BEGINNING OF PERIOD                72,553    78,538
                                                     --------  --------
RETAINED EARNINGS - END OF PERIOD                    $ 64,440  $ 79,894
                                                     ========  ========
EARNINGS PER SHARE                                     $(0.06)    $0.01
                                                     ========  ========
Weighted average number of
     common shares outstanding (000's)                138,845   131,817
                                                     ========  ========

The accompanying notes are an integral part of the Consolidated Financial Statements.

                    Consolidated Statements of Cash Flow
                           (unaudited - Cdn$ 000's)

                                                        Three months ended
                                                             March 31
                                                        ------------------
                                                            1997      1996
                                                        ========  ========
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
     Consolidated net income (loss) for the period      $ (8,113) $  1,356
     Items not affecting cash:
          Depreciation and amortization                    5,792     5,076
          Reclamation                                      1,130       159
          Deferred income tax                             (4,221)      540
          Provision for (Recovery of) loss on
           foreign currency contracts                      2,518      (767)
          Foreign currency translation on senior
           subordinated notes                              2,538        --
          Deferred charges and other                        (132)      118
                                                        --------  --------
CASH FLOW                                                   (488)    6,482
Net change in other operating items                      (65,763)  (10,148)
                                                        --------  --------
Net cash used in operating activities                    (66,251)   (3,666)
                                                        --------  --------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
     Issue of common shares                                  112   114,000
     Capital lease payable                                  (278)      (80)
     Deferred credits                                         --     1,510
                                                        --------   -------
Net cash provided by financing activities                   (166)  115,430
                                                        --------   -------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
     Investment in Kemess capital assets through
       purchase of companies                                  --  (201,976)
     Decrease in long-term investments                        --    26,882
     Investment in capital assets through purchase of
       Consolidated Professor Mines Limited                   --   (13,252)
     Investment in other capital assets, net             (15,310)  (19,428)
     Investment in exploration and
       non-producing properties, net                      (1,691)   (2,066)
     Change in other assets                                 (587)   (3,243)

Net cash used in investing activities                    (17,588) (213,083)
                                                        --------  --------
INCREASE (DECREASE) IN CASH AND MARKETABLE
     SECURITIES DURING PERIOD                            (84,005) (101,319)
CASH AND MARKETABLE SECURITIES AT BEGINNING OF PERIOD    198,356   142,381
                                                        --------  --------
CASH AND MARKETABLE SECURITIES AT END OF PERIOD         $114,351  $ 41,062
                                                        ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
          Interest                                      $ 13,317  $     39
          Income taxes                                  $     40  $    355

Cash consists of cash and short-term investments.

The accompanying notes are an integral part of the Consolidated Financial Statements.